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                                                                  [EXHIBIT 99.1]

                           BRADLEY REAL ESTATE, INC.
                                REVOCABLE PROXY
               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                BRADLEY REAL ESTATE, INC. FOR A SPECIAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON MARCH 7, 1996)

     The undersigned hereby appoints E. Lawrence Miller and Thomas P. D'Arcy, and any one or more of them, with full power of substitution, as attorneys and proxies for the undersigned, and authorizes each of them to represent and vote shares of common stock of Bradley Real Estate, Inc. ("Bradley") standing in the name of the undersigned on the books and records of Bradley at the close of business on February 6, 1996 which the undersigned is entitled to cast at the Special Meeting of Stockholders to be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts on March 7, 1996 at 10:30 a.m., Eastern time, and at any and all adjournments or postponements thereof, as follows:

     1. To approve the merger (the "Merger") of Tucker Properties Corporation ("Tucker") with and into Bradley Real Estate, Inc. ("Bradley") and the Agreement and Plan of Merger, dated as of October 30, 1995, by and between Bradley and Tucker, pursuant to which, among other things, each outstanding share of Tucker common stock, par value $.001 per share ("Tucker Common Stock"), will be converted into the right to receive a percentage of a share of Bradley common stock, par value $.01 per share ("Bradley Common Stock"), to be determined as follows. If the average per share closing price of Bradley Common Stock for the 20 trading days prior to the fifth day preceding the closing of the Merger is $16.00 or more, each share of Tucker Common Stock will be exchanged for .665 of a share of Bradley Common Stock. If such average closing price is between $15.50 and $16.00, the exchange ratio will be determined by dividing $10.64 by the average closing price. If the average closing price is $15.50 or less, the exchange ratio will be .686 of a share of Bradley Common Stock.

             [_]  FOR          [_]  AGAINST          [_]  ABSTAIN

THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE IF NO CHOICE IS MADE HEREON.

     2. To vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Bradley at the Special Meeting of the undersigned's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt of a Notice of Special Meeting called for the 7th day of March, 1996 and the Joint Proxy Statement/Prospectus dated the _th day of February, 1996 prior to the execution of this Proxy.

                                     Date:
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                                     ---------------------------------------
                                              Print Name of Stockholder

                                     ---------------------------------------
                                              Signature of Stockholder



                                     Date:
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                                     ---------------------------------------
                                              Print Name of Stockholder

                                     ---------------------------------------
                                              Signature of Stockholder

                                     (Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more that one trustee all should sign. If stocks are held jointly, each holder should sign.)